EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 03/02/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-8.23%	-3.48%	-6.37%
Class B Units	-8.24%	-3.48%	-6.51%
* Subject to independent verification
COMMENTARY FOR THE WEEK ENDED MARCH 2, 2007

The massive sell-off in global stock indices reverberated throughout commodity and financial markets during the past week, resulting in material losses for the Grant Park Futures Fund. Positions in the domestic and foreign equity markets were responsible for the majority of setbacks; losses also came from the currency, metal and interest rate sectors.

Long positions in the stock index sector were dealt a substantial setback as a result of the rampant weakness in global share markets last week. The sell-off began in China as rumors that the Chinese central bank was going to raise reserve requirements alarmed investors, causing the market there to fall more than 8% during Tuesday’s session. The weakness filtered into the European markets and then spread to the U.S. markets as investors became concerned with the condition of the U.S sub prime mortgage market and comments from former Federal Reserve Chairman Alan Greenspan suggesting a possible recession for the U.S. economy. Pressure on the market continued after a round of weak economic data was released, including a report showing that the number of new housing starts in January was considerably less than the market had anticipated. The largest losses were incurred from long positions in the S&P Composite Index and Tokyo Nikkei, followed by the German DAX, Nasdaq-100 Index and Hong Kong Hang Seng.

Positions in the currency sector reported losses as the Japanese yen appreciated against all of its major trading partners, gaining 3.4% against the U.S. dollar alone after investors moved to unwind short positions. The gain represented the yen’s sharpest rally against the dollar in 14 months and was the result of investors unwinding “carry” trades in which they initially sold the yen to buy currencies from economies offering a higher rate of interest. Losses also came in the cross-rates as the yen gained 3.2% against the euro and 4.7% versus the New Zealand dollar.

The plunge in share prices sparked a sell-off in precious metals prices as investors liquidated long positions in order to offset losses incurred in the equity markets. Long positions in gold sustained losses after the April

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

contract fell $42.60, closing the week at $644.10 per ounce; silver was $1.77 lower for the week, resulting in losses for long positions.

Lastly, short positions in the interest rate sector lost ground after prices for fixed income instruments rallied throughout the week. Prices were higher along every part of the yield curve as investors looked to protect themselves from the volatility of the equity markets; fixed income continued to rally on a combination of weak economic data and concerns over Greenspan’s comments. Positions at the short end of the market incurred the largest losses after prices for the Eurodollar and LIFFE Euribor contracts settled the week in higher territory.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com